EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                                   STATE OF INCORPORATION
------------------                                   ----------------------

NBG Solutions, Inc.                                           Oregon

NBG Travel Exclusives, Inc.                                   Oregon